Exhibit 10.1

CENTURYTEL DOLLARS & SENSE

401(k) PLAN AND TRUST

As Amended and Restated
Through December 31, 2006

CENTURYTEL DOLLARS & SENSE 401(K) PLAN AND TRUST

As Amended and Restated
Effective December 31, 2006

CenturyTel, Inc. (the “Company”) established the CenturyTel Dollars & Sense 401(k) Plan (formerly the CenturyTel, Inc. Dollars & Sense Plan and Trust) (the “Plan”), for the exclusive benefit of eligible employees of the Company and its participating affiliates on May 1, 1986.

The Plan holds the assets of the Telephone USA of Wisconsin, LLC 401(k) Plan and Trust, which merged into the Plan effective December 31, 2006. Further, the CenturyTel, Inc. Employee Stock Ownership Plan (“ESOP”) was amended to fully vest active participants and permit 100% diversification of Company Stock as of November 6, 2006 and to merge its assets into the Plan effective December 31, 2006. The Plan was amended effective December 31, 2006 to create an employee stock ownership plan within the Plan, represented by the ESOP assets held in the form of Company Stock. The Plan also holds the assets of the CenturyTel Security Systems, Inc. 401(k) Plan and Trust, which will merge into the Plan effective January 1, 2007. Appendices A and B attached hereto identify other plans that have been merged into this Plan. The Plan is intended to constitute a qualified profit sharing plan, as described in Code Section 401(a), which includes a qualified cash or deferred arrangement, as described in Code Section 401(k) and an employee stock ownership plan, as described in Code Section 4975(e)(7).

The assets of the ESOP Accounts are held in the CenturyTel, Inc. Employee Stock Ownership Trust I and the assets of the PAYSOP Accounts and the Stock Bonus Accounts are held in the CenturyTel, Inc. Employee Stock Ownership Trust II (the “ESOP Trusts”), each ESOP Trust is incorporated herein as Appendix D and E, respectively. The Trustee of the ESOP Trusts is Sterne, Agee & Leach, Inc. The remaining assets of the Plan, including assets transferred from CenturyTel Security Systems, Inc. 401(k) Plan and Trust and the Telephone USA of Wisconsin, LLC 401(k) Plan and Trust, are held in the CenturyTel Dollars & Sense 401(k) Trust (“Dollars & Sense Trust”). The Dollars and Sense Trust is incorporated herein as Appendix F. The Trustee of the Dollars & Sense Trust is T. Rowe Price Trust Company. Each Trust is intended to be tax exempt, as described in Code Section 501(a). The assets of each Trust shall be available to pay all benefits under the Plan, from any account thereunder.

The Plan is intended to comply with the qualification requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), and other legal and regulatory changes since the last restatement, including requirements to adopt “good faith” amendments applicable to Cycle A filers in IRS Notice 2005-101, and is intended to comply in operation therewith. The Plan is also restated in good faith compliance with the final Treasury Regulations that were issued under Code Sections 401(k) and 401(m) and such provisions are effective January 1, 2006. To the extent that the Plan, as set forth below, is subsequently determined to be insufficient to comply with such requirements and any regulations issued, the Plan shall later be amended to so comply.

The Plan constitutes an amendment and restatement of the CenturyTel, Inc. Dollars & Sense Plan and Trust, and each recently merged plan, effective December 31, 2006, unless stated otherwise herein. The Plan name is being changed to the CenturyTel Dollars & Sense 401(k) Plan and Trust with this amendment and restatement.

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1
1.1	ACCRUED BENEFIT	1
1.2	ADDITIONAL MATCH ACCOUNT	2
1.3	ADDITIONAL MATCH CONTRIBUTIONS	2
1.4	ADMINISTRATOR OR PLAN ADMINISTRATOR	2
1.5	AFFILIATED EMPLOYER	2
1.6	BENEFICIARY	2
1.7	BOARD OR BOARD OF DIRECTORS	2
1.8	CATCH-UP CONTRIBUTIONS	2
1.9	CODE	2
1.10	COMMITTEE	2
1.11	COMPANY	2
1.12	COMPANY STOCK	2
1.13	COMPENSATION	2
1.14	DISCRETIONARY MATCH ACCOUNT	4
1.15	EFFECTIVE DATE	4
1.16	ELECTIVE DEFERRAL ACCOUNT	4
1.17	ELECTIVE DEFERRALS	4
1.18	EMPLOYEE	4
1.19	EMPLOYER	4
1.20	EMPLOYER CONTRIBUTION ACCOUNTS	4
1.21	EMPLOYER MATCH ACCOUNT	5
1.22	EMPLOYER MATCH CONTRIBUTIONS	5
1.23	ERISA	5
1.24	ESOP ACCOUNT	5
1.25	ESOP TRANSFER ACCOUNT	5
1.26	FROZEN ACCOUNTS	5
1.27	FROZEN PRIOR MATCH ACCOUNT	5
1.28	FROZEN PLAN	5
1.29	FROZEN PREDECESSOR PLANS	5
1.30	FROZEN PRE-TAX ACCOUNT	6
1.31	FROZEN ROLLOVER ACCOUNT	6
1.32	HIGHLY COMPENSATED EMPLOYEE	6
1.33	INVESTMENT OPTIONS	6
1.34	LEASED EMPLOYEE	6
1.35	MATCHING CONTRIBUTIONS	7
1.36	NON-HIGHLY COMPENSATED EMPLOYEE	7
1.37	NORMAL RETIREMENT AGE	7
1.38	PARTICIPANT	7
1.39	PARTICIPATING EMPLOYERS	7
1.40	PAYSOP ACCOUNT	7
1.41	PLAN	7
1.42	PLAN YEAR	7
1.43	PREDECESSOR PLANS	8
1.44	PRIOR MATCH ACCOUNT	8
1.45	PROFIT SHARING ACCOUNT	8
1.46	PROFIT SHARING CONTRIBUTIONS	8
1.47	QUALIFIED MATCHING CONTRIBUTION ACCOUNT	8
1.48	QUALIFIED MATCHING CONTRIBUTIONS	8
1.49	QUALIFIED NON-ELECTIVE CONTRIBUTION ACCOUNT	8
1.50	QUALIFIED NON-ELECTIVE CONTRIBUTIONS	8
1.51	ROLLOVER ACCOUNT	8
1.52	STOCK BONUS ACCOUNT	8
1.53	TRUST AGREEMENTS	9
1.54	TRUSTEE	9
1.55	VALUATION DATE	9
1.56	VOLUNTARY AFTER-TAX ACCOUNT	9

ARTICLE II ELIGIBILITY AND PARTICIPATION		9
2.1	ACTIVE PARTICIPATION	9
2.2	EXCLUSION OF CERTAIN EMPLOYEES	9
2.3	RIGHTS OF RETURNING VETERANS	9

ARTICLE III CONTRIBUTIONS		10
3.1	ELECTIVE DEFERRALS	10
3.2	EMPLOYER MATCH CONTRIBUTIONS	11
3.3	ADDITIONAL MATCH CONTRIBUTIONS	13
3.4	PROFIT SHARING CONTRIBUTIONS	13
3.5	FORFEITURES	13
3.6	PAYMENT OF CONTRIBUTIONS; TIMING	13
3.7	ROLLOVERS AND TRANSFERS	14
3.8	RESTORATION OF FORFEITURE	14
3.9	AVERAGE ACTUAL DEFERRAL PERCENTAGE TEST UNDER SECTION 401(K) OF THE CODE	15
3.10	LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS	18
3.11	CORRECTIVE CONTRIBUTIONS.	23

ARTICLE IV ALLOCATION OF FUNDS		24
4.1	ALLOCATION OF EMPLOYER CONTRIBUTIONS	24
4.2	ALLOCATION OF PROFIT SHARING CONTRIBUTIONS	24
4.3	ALLOCATION OF NET EARNINGS OR LOSSES OF THE TRUST	25
4.4	VALUATIONS	25
4.5	ACCOUNTING FOR DISTRIBUTIONS	25
4.6	SEPARATE ACCOUNTS	25
4.7	INVESTMENT OF FUNDS	25

ARTICLE V MAXIMUM CONTRIBUTIONS AND BENEFITS		27
5.1	DEFINED CONTRIBUTION LIMITATION	27

ARTICLE VI ENTITLEMENT TO BENEFITS		28
6.1	DISTRIBUTION EVENTS	28
6.2	DISABILITY	28
6.3	DEATH	28
6.4	OTHER PERMITTED DISTRIBUTIONS	29

ARTICLE VII DISTRIBUTION OF BENEFITS		31
7.1	GENERAL	31
7.2	METHOD OF DISTRIBUTION	32
7.3	INSTALLMENT PAYMENTS	32
7.4	COMMENCEMENT OF BENEFITS	32
7.5	MINIMUM REQUIRED DISTRIBUTIONS	32
7.6	DISTRIBUTION OF DEATH BENEFITS	33
7.7	DISTRIBUTION UPON TERMINATION OF EMPLOYMENT AND RESTRICTIONS ON IMMEDIATE DISTRIBUTION	36
7.8	DIRECT ROLLOVER	37
7.9	QUALIFIED DOMESTIC RELATIONS ORDER	38

ARTICLE VIII BENEFICIARY AND PARTICIPANT INFORMATION		39
8.1	DESIGNATION OF BENEFICIARY	39
8.2	INFORMATION TO BE FURNISHED BY PARTICIPANT AND BENEFICIARIES	39

ARTICLE IX LOANS TO PARTICIPANTS		40
9.1	LOANS	40
9.2	PARTICIPANT LOAN PROGRAM	41

ARTICLE X ESOP PROVISIONS		41
10.1	STATUS OF ESOP	41
10.2	TRUST OR TRUSTS	41
10.3	INVESTMENT DIVERSIFICATION	41
10.4	COMPANY STOCK DISTRIBUTIONS	41
10.5	OPTIONAL METHODS OF PAYMENT AVAILABLE AT RETIREMENT	42
10.6	PAYMENT IN SHARES OR CASH	43
10.7	DIVIDENDS	43

ARTICLE XI VOTING PROVISIONS		43
11.1	VOTING RIGHTS OF COMPANY STOCK	43
11.2	RESPONDING TO TENDER AND EXCHANGE OFFERS	44
11.3	CONFIDENTIALITY	44

ARTICLE XII TOP HEAVY PROVISIONS		45
12.1	APPLICABILITY	45
12.2	DEFINITIONS	45
12.3	MINIMUM ALLOCATION	48
12.4	VESTING	49

ARTICLE XIII ADMINISTRATION OF THE PLAN		49
13.1	PLAN COMMITTEE	49
13.2	DUTIES AND RESPONSIBILITIES OF FIDUCIARIES	50
13.3	POWERS AND RESPONSIBILITIES OF THE PLAN ADMINISTRATOR	50
13.4	ALLOCATION OF DUTIES AND RESPONSIBILITIES	51
13.5	EXPENSES	51
13.6	LIABILITIES	51
13.7	CLAIMS PROCEDURE	52

ARTICLE XIV AMENDMENT, TERMINATION AND MERGER		53
14.1	ADOPTION OF PLAN	53
14.2	AMENDMENTS	53
14.3	PLAN TERMINATION: DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS	53
14.4	SUCCESSOR EMPLOYER	54
14.5	MERGER, CONSOLIDATION OR TRANSFER	54

ARTICLE XV MISCELLANEOUS PROVISIONS		54
15.1	EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES	54
15.2	NONGUARANTEE OF EMPLOYMENT	55
15.3	RIGHTS TO TRUST ASSETS	55
15.4	NONALIENATION OF BENEFITS	55
15.5	GENDER	55
15.6	TITLES AND HEADINGS	55

ARTICLE 1
DEFINITIONS

1.1   Accrued Benefit.   The balance in a Participant’s or Beneficiary’s account. including contributions, distributions, forfeitures, income, expenses, gains and losses (whether or not realized) allocated or attributable thereto. Said account balance shall be determined as of the most recent Valuation Date. Each Accrued Benefit shall be divided into one or more of the following subaccounts, to the extent applicable:

(a)	Additional Match Account;
(b)	Discretionary Match Account;
(c)	Elective Deferral Account;
(d)	Employer Match Account;
(e)	ESOP Account;
(f)	ESOP Transfer Account;
(g)	Frozen After-Tax Account;
(h)	Frozen Prior Match Account;
(i)	Frozen Pre-Tax Account;
(j)	Frozen Rollover Account;
(k)	PAYSOP Account;
(l)	Prior Match Account;
(m)	Profit Sharing Account;
(n)	Qualified Non-Elective Contribution Account;
(o)	Qualified Matching Contribution Account;
(p)	Rollover Account;
(q)	Stock Bonus Account; and
(r)	Voluntary After-Tax Account

The foregoing accounts, which are designated as functional accounts, are derived from the source of the funds contributed thereto.

1.2     Additional Match Account.  The portion of a Participant’s Accrued Benefit which consists of Additional Match Contributions made to the Plan by the Employer and, if applicable, amounts transferred from the Predecessor Plans as set forth on Appendix A.

1.3   Additional Match Contributions.   Matching Contributions made to the Plan by the Employer pursuant to Section 3.3 of the Plan.

1.4   Administrator or Plan Administrator.   The CenturyTel Retirement Committee.

1.5   Affiliated Employer.   The Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.6   Beneficiary.   The person or persons so designated by the Participant to receive his benefits under the Plan in the event of his death, pursuant to Section 8.1 of the Plan.

1.7   Board or Board of Directors.   The Board of Directors of the Company.

1.8   Catch-Up Contributions.   Contributions made to the Plan by the Employer at the election of the Participant who has attained the age of 50 before the close of the Plan Year in lieu of cash compensation, pursuant to Section 3.1(d) of the Plan. These contributions are held in the Elective Deferral Account.

1.9   Code.   The Internal Revenue Code of 1986, as amended.

1.10  Committee.  The committee designated by the Board of Directors or the Compensation Committee of the Board, pursuant to Section 13.1 of the Plan to control and manage the operation and administration of the Plan to the extent set forth herein.

1.11  Company.   CenturyTel, Inc. or any successor by merger, purchase or otherwise.

1.12  Company Stock.    Shares of voting common stock, $1.00 par value, issued by the Company.

1.13   Compensation.

(a)
Compensation.  All of each Participant’s W-2 earnings, plus Elective Deferrals, including Catch-Up Contributions, made pursuant to Section 3.1, Contributions to Code Section 125 plans, and contributions to pay for qualified transportation fringe benefits under Code Section 132(f)(2), and excluding (a) overtime, (b) completion bonuses and Christmas bonuses, (c) restricted stock awards under the Company’s Restricted Stock Plan or Key Employee Incentive Compensation Plan, (d) severance pay or termination allowance in any form, and (e) reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits. The exclusions are not made to the Compensation of the Employees of CenturyTel Security Systems, Inc.

Effective January 1, 2007, Compensation shall mean, for all Participating Employers, the total amounts paid to a Participant by an Employer reported on Form W-2 of the Participant plus Elective Deferrals, including Catch-up Contributions, made pursuant to Section 3.1(d) of the Plan, contributions to Code Section 125 plans, and contributions to pay for qualified transportation fringe benefits under Code Section 132(f)(2), and excluding the following unless stated otherwise:

(i)	Overtime; however, if an Employee has fewer than 80 hours of standard pay in his two week payroll period, overtime pay is converted to standard pay until the Employee has 80 hours for Plan purposes;

(ii)	Back-pay awards;

(iii)	Premium pay;

(iv)
Broad-based bonuses not included under the Employer’s normal compensation programs, such as completion bonuses, referral bonuses, relocation bonuses, and Christmas bonuses, points & awards gross-up, prizes & awards, (team performance awards and individual performance bonuses are included);

(v)
Reimbursements or other expense allowances, such as meal allowances, imputed income, special credits for waiver of benefits, executive cash allowance, tax gross-up compensation, housing allowance, moving expenses, and all other cash and non-cash fringe benefits;

(vi)	Deferred compensation, employee stock purchase plan, stock appreciation rights, stock options, and welfare benefits;

(vii)	Restricted stock awards under the Company’s Restricted Stock Plan or Key Employee Incentive Compensation Plan; and

(viii)	Severance pay or termination pay in any form.

(b)
Section 415 Compensation.   Section 415 Compensation shall mean the total amounts paid to a Participant by an Employer reported on Form W-2 of the Participant plus Elective Deferrals, including Catch-up Contributions, made pursuant to Section 3.1 (d) of the Plan, contributions to Code Section 125 plans, and contributions to pay for qualified transportation fringe benefits under Code Section 132(f)(2). The Employer can elect any other alternative definition of compensation as prescribed by the Code or Treasury Regulations provided the definition of compensation does not by design favor Highly Compensated Employees.

(c)
Total Compensation. Total Compensation shall mean Section 415 Compensation. However, the Employer can elect any alternative definition of compensation as prescribed by the Code or Treasury Regulations provided the definition of compensation does not favor Highly Compensated Employees.

A Participant’s Compensation taken into account under the Plan for any Plan Year shall not exceed the limit that applies under Code Section 401(a)(17)(B) for that year, which limit is $225,000 for the 2007 Plan Year. Compensation shall include only the Compensation paid to the Employee while a Participant in this Plan.

1.14  Discretionary Match Account.    Matching Contributions made to the Plan by the Employer in former Plan Years.

1.15  Effective Date.    The effective date of this amendment and restatement shall be December 31, 2006.

1.16  Elective Deferral Account.    The portion of a Participant’s Accrued Benefit which consists of Elective Deferrals made to the Plan by the Employer on behalf of the Participant and, if applicable, amounts transferred from the Predecessor Plans as set forth on Appendix A.

1.17  Elective Deferrals.     Contributions made to the Plan by the Employer at the election of the Participant in lieu of cash compensation, pursuant to Section 3.1 of the Plan, including contributions made pursuant to a salary reduction agreement.

1.18  Employee.    Any person employed by the Employer maintaining the Plan or any other Employer required to be aggregated with such Employer under Section 414(b), (c), (m) or (o) of the Code and including Leased Employees within the meaning of Section 414(n)(2) or (o) of the Code. Notwithstanding the foregoing, if such Leased Employees constitute less than twenty percent of the Employer’s non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term “Employee” shall not include those Leased Employees covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of the Plan.

1.19  Employer.    The entity that establishes or maintains the Plan and any successor to such entity and any Affiliated Employer which is a Participating Employer under the Plan.

1.20  Employer Contribution Accounts.     The portion of a Participant’s Accrued Benefit consisting of Discretionary Match Account, his Employer Match Account and his Additional Match Account.

1.21  Employer Match Account.    The portion of a Participant’s Accrued Benefit which consists of Employer Match Contributions made to the Plan by the Employer.

        1.22  Employer Match Contributions.     Matching Contributions made to the Plan by the Employer pursuant to Section 3.2 of the Plan.

1.23  ERISA.   The Employee Retirement Income Security Act of 1974, as amended.

1.24  ESOP Account.   The portion of a Participant’s Accrued Benefit that consists of the ESOP account of the Participant under the CenturyTel, Inc. Employee Stock Ownership Plan which was merged into this Plan effective December 31, 2006.

1.25  ESOP Transfer Account.   The portion of a Participant’s Accrued Benefit which consists of amounts transferred to the Plan prior to December 31, 2006 and from the CenturyTel, Inc. Employee Stock Ownership Plan and Trust pursuant to diversification elections with respect to such plan under Section 401(a)(20) of the Code and from the Participant’s ESOP Account pursuant to diversification elections described in Section 10.3 of this Plan.

1.26  Frozen Accounts.   Collectively, a Participant’s Frozen After-Tax Account, Frozen Prior Match Account, Frozen Pre-Tax Account, and Frozen Rollover Account.

1.27  Frozen Prior Match Account.   The portion of a Participant’s Accrued Benefit which consists of amounts transferred from the Frozen Predecessor Plans as set forth on Appendix B.

1.28  Frozen Plan.  The CenturyTel, Inc. Frozen Savings Plan, which was merged into this Plan effective September 1, 2000.

1.29  Frozen Predecessor Plans.   Plans which were merged, in whole or in part, into the Frozen Plan, which were:

(a)
Kingsley Telephone Company’s Retirement Savings Plan, a qualified profit sharing plan, as described in Code Section 401(a), which included a qualified cash or deferred arrangement, as described in Code Section 401(k), originally effective January 1, 1988 and merged into the Frozen Plan effective on or about October 1, 1997;

(b)
Lake Dallas Telephone Company, Inc. 401(k) Profit Sharing Plan, a qualified profit sharing plan, as described in Code Section 401(a), which included a qualified cash or deferred arrangement, as described in Code Section 401 (k), originally effective January 1, 1985 and merged into the Frozen Plan effective on or about October 1, 1997; and

(c)
Savings Plan for Employees of the National Telephone Cooperative Association and its Member Systems, a qualified profit sharing plan, as described in Code Section 401(a), which included a qualified cash or deferred arrangement, as described in Code Section 401(k), originally effective September 1, 1977 and merged into the Frozen Plan, in part, effective on or about October 1, 1997.

1.30  Frozen Pre-Tax Account. The portion of a Participant’s Accrued Benefit which consists of amounts attributable to “Employee Deferral Account” amounts as such term was defined under the Frozen Plan prior to October 1, 1997 and amounts transferred from the Frozen Predecessor Plans as set forth on Appendix B.

1.31  Frozen Rollover Account.  The portion of a Participant’s Accrued Benefit which consists of amounts attributable to “Rollover Account” amounts as such term was defined under the Frozen Plan prior to October 1, 1997 and amounts transferred from the Frozen Predecessor Plans as set forth on Appendix B.

1.32  Highly Compensated Employee. The term Highly Compensated Employee includes active Highly Compensated Employees and former Highly Compensated Employees.

An active Highly Compensated Employee includes any Employee who:

(a)	was a five-percent (5%) owner (as defined in Section 416(i)(1)(B)(i) of the Code) at any time during the year or the preceding year, or

(b)
for the preceding year had compensation within the meaning of Section 415(c)(3) of the Code from the Employer in excess of $100,000 (as adjusted under Code Section 415(d)). (Employees earning $100,000 in 2006 will be considered Highly Compensated Employees in 2007). The applicable year of the Plan for which a determination is being made is called a determination year and the preceding twelve (12) month period is called a look-back year.

A former Highly Compensated Employee is determined based on the rules applicable to determining Highly Compensated Employee status as in effect for the determination year, in accordance with Treasury Regulations Section 1.414(q)-lT, A-4, and Notice 97-45.

1.33  Investment Options.   Any regulated investment companies registered under the Investment Company Act of 1940, any common trust fund or collective investment fund of T. Rowe Price Associates, Inc. qualified under Sections 401 and 501 of the Code, and any other funding vehicle that the Committee permits. The Committee may change the available Investment Options from time to time.

1.34  Leased Employee.   Any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year, and such services are performed under primary direction by the recipient employer.

Any Leased Employee shall be treated as an Employee of the recipient Employer. However, contributions or benefits provided by the leasing organization which are attributable to service performed for the recipient Employer shall be treated as provided by the recipient Employer. The preceding sentence shall not apply to any Leased Employee if Leased Employees do not constitute more than twenty percent (20%) of the Employer’s non-highly compensated work force, and if such Employee is covered by a money purchase pension plan providing: (a) a nonintegrated Employer contribution rate of at least ten percent (10%) of Total Compensation, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee’s gross income under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code, (b) full and immediate vesting, and (c) each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization) immediately participate in the plan. Item (c) shall not apply to any individual whose Total Compensation from the leasing organization in each Plan Year during the 4-year period ending with the Plan Year is less than $1,000.

1.35  Matching Contributions.   Contributions to the Plan made by the Employer and allocated to a Participant’s account by reason of the Participant’s Elective Deferrals.

1.36  Non-Highly Compensated Employee.An Employee of the Employer who is not a Highly Compensated Employee.

1.37  Normal Retirement Age.   Normal Retirement Age is the Participant’s fifty-fifth (55th) birthday.

1.38  Participant.   An Employee of the Employer who has met the eligibility requirements as specified in Article II, and any former Employee on whose behalf an Accrued Benefit continues to be maintained in the Plan.

1.39  Participating Employer.   All Affiliated Employers participate in the Plan; however, CenturyTel Security Systems, Inc. does not become a Participating Employer until January 1, 2007. Notwithstanding, if an entity becomes an Affiliated Employer pursuant to an acquisition such entity will automatically become a Participating Employer if (a) the entity becomes an Affiliated Employer pursuant to a stock transaction with the Employer and the entity does not sponsor a defined contribution plan with 401(k) features, or (b) the entity becomes an Affiliated Employer pursuant to an asset transaction with the Employer and (i) the entity does not transfer sponsorship of a defined contribution plan with 401(k) features, or (ii) the entity sponsors only a frozen defined contribution plan with 401(k) features. All other entities that become an Affiliated Employer pursuant to an acquisition must adopt the Plan in accordance with Article XIV.

1.40  PAYSOP Account.    The portion of a Participant’s Accrued Benefit that consists of the account balance of the Participant under the PAYSOP portion of the CenturyTel, Inc. Stock Bonus Plan and PAYSOP as of its merger into the Employee Stock Ownership Plan on September 18, 2001 with adjustment for investment gain or loss or expenses. The PAYSOP Account became an account under this Plan when the CenturyTel, Inc. Employee Stock Ownership Plan was merged into this Plan effective December 31, 2006.

1.41  Plan.   The CenturyTel Dollars & Sense 401(k) Plan.

1.42  Plan Year.   The calendar year.

1.43  Predecessor Plans.   Plans which were merged, in whole or in part, into the Plan as stated effective date: San Marcos Telephone Company, Inc. and SM Telecorp Companies Retirement Plan, effective July 1, 1993; PacifiCorp K Plus Employee Savings Plan, effective January 10, 1998; Spectra Communications Group LLC 401(k) Plan and Trust, effective September 30, 2003; CenturyTel Fiber Company II, LLC 401(k) Plan and Trust (“Light Core”), effective October 1, 2005; Telephone USA of Wisconsin, LLC 401(k) Plan and Trust, effective December 31, 2006; the CenturyTel Employee Stock Ownership Plan, effective December 31, 2006; and CenturyTel Security Systems, Inc. 401(k) Plan and Trust Savings Plan, effective January 1, 2007.

1.44  Prior Match Account.   The portion of a Participant’s Accrued Benefit which consists of amounts transferred from the Predecessor Plans as set forth on Appendix A.

1.45  Profit Sharing Account.   That portion of a Participant’s Accrued Benefit which consists of Profit Sharing Contributions made to the Plan for a Plan Year by the Employer pursuant to Section 3.4.

1.46  Profit Sharing Contributions.   Discretionary Profit Sharing Contributions made to the Plan by the Employer pursuant to Section 3.4.

1.47  Qualified Matching Contribution Account.   The portion of a Participant’s Accrued Benefit which consists of Qualified Matching Contributions made to the Plan by the Employer.

1.48  Qualified Matching Contributions.   Matching Contributions made by the Employer and satisfies special requirements such as immediate vesting, nondiscrimination and subject to withdrawal restrictions that are applicable to Elective Deferrals and which the Employer elects to treat as Qualified Matching Contributions.

1.49  Qualified Non-Elective Contribution Account.   The portion of a Participant’s Accrued Benefit which consists of Qualified Non-Elective Contributions made to the Plan by the Employer.

1.50  Qualified Non-Elective Contributions.   Contributions (other than Matching Contributions or Qualifying Matching Contributions) made by the Employer and satisfies special requirements such as immediate vesting, nondiscrimination, and subject to withdrawal restrictions that are applicable to Elective Deferrals and which the Employer elects to treat as Qualified Non-Elective Contributions.

1.51  Rollover Account.    The portion of a Participant’s Accrued Benefit established in accordance with Section 3.7 of the Plan.

1.52  Stock Bonus Account.   The portion of a Participant’s Accrued Benefit that consists of the account balance of the Participant under the Stock Bonus portion of the CenturyTel, Inc. Stock Bonus Plan and PAYSOP as of the effective date of the merger into the CenturyTel, Inc. Employee Stock Ownership Plan on September 18, 2001 with adjustment for investment gain or losses and expenses. The Stock Bonus Account became an account under this Plan when the CenturyTel, Inc. Employee Stock Ownership Plan was merged into this Plan effective December 31, 2006.

1.53  Trust Agreements.   The agreements between the Employer and the Trustees under which the assets of the Plan are held, administered and managed.

1.54  Trustee.   The individual or corporate Trustee or Trustees under the Trust Agreements as they may be constituted from time to time.

1.55  Valuation Date.   The last day of each Plan Year and such other dates as may be necessary for the proper administration of the Plan.

1.56  Voluntary After-Tax Account.   That portion of a Participant’s Accrued Benefit attributable to amounts transferred from the Predecessor Plans as set forth on Appendix A.

ARTICLE I
ELIGIBILITY AND PARTICIPATION

2.1  Active Participation.   Each Employee shall be eligible to participate in the Plan upon his date of employment or reemployment.

2.2  Exclusion of Certain Employees.   The following Employees are excluded from participation in the Plan:

(a)
Employees whose compensation and conditions of employment are covered by a collective bargaining agreement to which the Employer is a party unless the agreement calls for the Employee’s participation in the Plan;

(b)	Temporary Employees hired specifically to fill temporary or occasional needs;

(c)	Employees who are non-resident aliens and who receive no Earned Income from the Employer which constitutes income from sources within the United States; and

(d)	Employees of any Affiliated Employer which is not a Participating Employer under the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of the eligible class, such Employee shall be eligible to participate immediately. In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee shall be eligible to participate immediately upon returning to an eligible class of Employees.

2.3  Rights of Returning Veterans.   Notwithstanding any of the provisions of the Plan to the contrary, rights of Employees with respect to Service in the Uniformed Services will be provided in accordance with Code Section 414(u).

ARTICLE I
CONTRIBUTIONS

3.1  Elective Deferrals.

(a)
Participant Election. A Participant may elect to defer Compensation that would otherwise be paid to him but for the deferral of such Compensation, in an amount expressed as a whole percentage from one percent (1%) to twenty-five percent (25%) of his Compensation as he shall elect in the manner prescribed by the Employer. The Employer may change from time to time, in writing, without the necessity of amending the Plan, the minimum and maximum percentages of Compensation that a Participant can elect to defer hereunder. Such salary deferral contributions shall be accomplished through the direct reduction of Compensation in each payroll period during which the election is in effect. A Participant may elect to increase, decrease or discontinue his salary deferral contributions by submitting a request to the Employer in the manner prescribed by the Employer. In addition, a Participant with an existing contribution rate of at least one percent (1%) may elect, in the manner prescribed by the Employer and under such procedures as are determined by the Employer, for his salary deferral contributions to be automatically increased according to a pre-determined schedule. A Participant shall at all times have a nonforfeitable interest in his Elective Deferral Account.

(b)
Elective Deferrals. With respect to any taxable year, a Participant’s Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under Section 3.1(a) of the Plan.

(c)
Limitation on Elective Deferrals. No Participant may make Elective Deferrals under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 3.1(d) of this Plan and Code Section 414(v), if applicable. Notwithstanding any other provisions of the Plan, the Employer may distribute to the Participant, not later than April 15 following the calendar year to which the deferral is attributable, any deferral in excess of the aforesaid limit together with any earnings allocable thereto. A Participant is deemed to notify the Committee of any Excess Deferrals that arise under this Plan and any other plans of this Employer. The Employer may also distribute to the Participant any deferrals, together with any income allocable thereto, which the Participant has advised the Employer in writing by March 1 represent excess deferrals because of amounts deferred in the preceding year by the Participant under any other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code.

For purposes of the above, “Excess Deferrals” shall mean those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of Participant’s taxable year.

Determination of Earnings: Excess Deferrals shall be adjusted for any earnings up to the date of distribution. The amount of earnings allocable to Excess Deferrals is the sum of (1) income or loss allocable to the Participant’s Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Deferrals for the Plan Year and the denominator is the Participant’s account balance attributable to Elective Deferrals as of the beginning of the Plan Year plus the Participant’s Elective Deferrals for the Plan Year and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Notwithstanding, the Committee may use any reasonable method for computing the income allocable to Excess Deferrals, provided the method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. The plan will not fail to use a reasonable method of computing the income allocable to Excess Deferrals merely because the income allocable to Excess Deferrals is determined on a date that is no more than seven days before the distribution.

(d)
Catch-Up Contributions. All Participants who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in an amount expressed as a stated dollar amount, in the manner prescribed by the Employer and in accordance with, and subject to the limitations of, Code Section 414(v). For 2007 the Catch-Up Contribution Limit is $5,000. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

3.2  Employer Match Contributions.

(a)
Employer Match Contributions may be made in the form of Company Stock or cash. However, Employer Match Contributions can only be made in cash for Participants who are employed by Telephone USA of Wisconsin, LLC.

(b)
Except as stated in Section 3.2(f) below, effective January 1, 2006, each Participant will receive an Employer Match Contribution in an amount equal to 60% of the amount of the Participant’s Elective Deferrals that do not exceed 6% of the Participant’s Compensation.

(c)	Effective January 1, 2007, each Participant, except as stated in Sections 3.2(e) and (f) below, will receive an Employer Match Contribution in an amount equal to the sum of -

(1)	100% of the amount of the Participant’s Elective Deferrals that do not exceed 3% of the Participant’s Compensation; and

(2)	50% of the amount of the Participant’s Elective Deferrals that exceed 3% of the Participant’s Compensation but that do not exceed 5% of the Participant’s Compensation; and

(3)	25% of the amount of the Participant’s Elective Deferrals that exceed 5% of the Participant’s Compensation but that do not exceed 7% of the Participant’s Compensation.

(d)	Effective January 1, 2008, each Participant, except as stated in Sections 3.2(e) and (f) below, will receive an Employer Match Contribution in an amount equal to the sum of -

(1)	100% of the amount of the Participant’s Elective Deferrals that do not exceed 3% of the Participant’s Compensation; and

(2)	50% of the amount of the Participant’s Elective Deferrals that exceed 3% of the Participant’s Compensation but that do not exceed 5% of the Participant’s Compensation.

(e)
Century Marketing Solutions, LLC Match. Notwithstanding the Match Contribution formula at Sections 3.2(c) and (d) each Participant who is employed with Century Marketing Solutions, LLC will receive an Employer Match Contribution in an amount equal to 60% of the amount of the Participant’s Elective Deferrals that do not exceed 6% of the Participant’s Compensation.

(f)
CenturyTel Security Systems, Inc. Match. Notwithstanding the Match Contribution formula at Sections 3.2(b), (c) and (d) each Participant who is employed with CenturyTel Security Systems, Inc. and its subsidiaries will receive an Employer Match Contribution in an amount equal to 10% of the amount of the Participant’s Elective Deferrals that do not exceed 6% of the Participant’s Compensation.

(g)	Employer Match Contributions will be calculated on a payroll period basis. No contributions will be made to “true up” the Employer Match Contributions after the end of the Plan Year.

(h)
Employer Match Contributions made on behalf of a Participant, as adjusted for withdrawals thereof, investment gain and losses, and income or expenses, shall be credited to such Participant’s Employer Match Account.

(i)	Any Employer Match Contributions that are attributable to Excess Deferrals shall be forfeited and applied to reduce Employer Contributions to the Plan.

(j)	Any Employer Match Contribution with respect to Excess Contributions that are distributed shall be forfeited.

(k)	Employer Match Contributions shall be fully vested at all times except as provided in paragraphs (i) and (j) above.

(l)	The Employer Match Contribution formula shall continue in effect until otherwise changed by resolution of the Employer’s Board of Directors.

3.3  Additional Match Contributions.  The Employer may make an Additional Match Contribution to the Additional Match Accounts in the Plan in such amount as the Employer, in its discretion, may determine. Any such Additional Match Contribution shall be made on behalf of each Participant who (i) was an active Participant in the Plan at any time during the Plan Year and (ii) was an Employee on the last day of the Plan Year. The Additional Match Contribution shall be allocated to each such Participant’s Additional Match Account in the same proportion as the Employer Match Contributions on behalf of such Participant bears to the Employer Match Contributions on behalf of all Participants that qualify for Additional Match Contributions. Additional Match Contributions shall be fully vested at all times.

3.4  Profit Sharing Contributions.   For any Plan Year, the Employer may make discretionary Profit Sharing Contributions to the Plan. Profit Sharing Contributions shall be fully vested at all times.

3.5  Forfeitures.   Forfeitures shall be used to reduce Employer obligations to make Employer Match Contributions or Profit Sharing Contributions or, at the discretion of the Committee, applied toward Plan expenses.

3.6  Payment of Contributions; Timing.   The Employer Match Contributions, Additional Match Contributions and Profit Sharing Contributions made pursuant to this Article III of the Plan shall become due on the last day in such Plan Year, unless actually paid prior thereto. The Employer shall pay to the Trustee all Employer contributions not later than the due date (including extensions) of the Employer’s federal income tax return for the taxable year ending with or within the Plan Year.

3.7  Rollovers and Transfers.   A Participant may pay over to the Dollars & Sense Trust an amount which constitutes a qualified rollover contribution under Section 402(c) or 408(d)(3) of the Code.

(a)
The Plan will accept, in addition to the rollovers described in the previous paragraph, an eligible rollover distribution from an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, and distributions from an eligible plan under Section 457(b) of the Code that is maintained by a State, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

(b)
The Trustee may accept a direct transfer of funds, pursuant to Section 401(a)(31) of the Code from a plan which the Committee reasonably believes to be qualified under Section 40l(a) of the Code, in which a Participant was a participant.

(c)
The Trustee of the Dollars & Sense Trust may accept a transfer of funds from the ESOP Trusts pursuant to diversification elections of Participants under Section 401(a)(28) of the Code and Section 10.3 of the Plan.

(d)	Any such rollover or transfer to the Plan shall constitute a part of the Participant’s Accrued Benefit under the Plan, shall be accounted for separately and shall be fully vested at all times.

3.8  Restoration of Forfeiture. If a Participant forfeited employer contributions as a participant in the ESOP or CenturyTel Fiber Company II, LLC 401(k) Plan and Trust (“LightCore Plan”), and returns to service prior to incurring five (5) “Breaks in Service,” the dollar amount forfeited shall be restored to the applicable account at the time of reemployment. Notwithstanding, if either plan required the reemployed Participant to return the vested employer contributions before the dollar amount forfeited will be restored, such requirement is incorporated herein.

The definitions of “Breaks in Service,” and “Years of Service,” vesting provisions, and reemployment provisions of the ESOP and LightCore Plan are incorporated herein to determine whether a Participant is entitled to a restoration of forfeitures and to determine the vesting of such amounts based upon future services.

Prior to November 6, 2006, the employer contributions in the ESOP vested after five (5) Years of Service. On November 6, 2006, the ESOP was amended to fully vest active Participants. Prior to the merger of the LightCore Plan into the Plan, the employer contributions in the LightCore Plan vested in accordance with a three (3) year graded vesting schedule: Less than 1 year - 0%; 1 year but less than 2 years -33%; 2 years but less than 3 years - 67%; and 3 or more years - 100%.

The funds for such restoration shall be taken from any available forfeited amounts at the time the Participant is reemployed or, if such forfeited amounts are insufficient to provide the restoration, shall be provided by an Employer contribution. If any restored amounts are later forfeited, such forfeitures shall be used to reduce Employer obligations to make Employer Match Contributions or Profit Sharing Contributions or, as the direction of the Committee, to pay Plan expenses.

3.9  Average Actual Deferral Percentage Test Under Section 401(k) of the Code.

(a)
General Tests. Notwithstanding any other provisions in the Plan, for any Plan Year, the Employer shall be permitted to impose an administrative limit on Elective Deferrals for any Highly Compensated Employee, to the extent necessary to ensure that the Plan satisfies one of the following tests:

(1)
The Average Actual Deferral Percentage for eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(2)
the Average Actual Deferral Percentage for eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for eligible Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for eligible Non-Highly Compensated Employees by more than two (2) percentage points.

At the Committee’s election the test described above may be performed in accordance with the alternatives described in Treasury Regulation Section 1.401(k)-2(a)(1)(iii) for plans that permit participation prior to the minimum age and service period described in Section 410(a)(1)(A) of the Code.

(b)
Testing Method. The Company elects to use the current year testing method for determining the Actual Deferral Percentage for the Non-Highly Compensated Participants. This method has been used by the Plan and each Merged Plan for the prior five years. The Company may elect to change to the prior year method as provided for in Internal Revenue Service Notice 98-1 or its subsequent modification and Treasury Regulation Section 1.401(k)-2.

(c)	Definitions. For purposes of this Section 3.9 of the Plan, the following definitions shall apply:

(1)
Actual Deferral Percentage (ADP) shall mean, for a group of Participants for a Plan Year, the average deferral ratio (“ADR”) (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Total Compensation of the Participant for such Plan Year. Employer contributions on behalf of any Participant shall include: (i) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Deferrals of Highly Compensated Employees), and (ii) at the election of the Committee, and provided the requirements described in Treasury Regulation Section 1.401(k)-2(a)(6) are satisfied, Qualified Non-Elective Contributions and Qualified Matching Contributions, but excluding (A) Catch-Up Contributions, (B) Excess Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer, (C) Elective Deferrals that are taken into account in the Contribution Percentage Test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (D) Elective Deferrals made under Code Section 414(u) by reason of a Participant’s qualified military service. If no Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions are taken into account with respect to an Employee for the year, the ADR of the Employee is zero.

(2)
Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of either eligible Highly Compensated Employees or Non-Highly Compensated Employees.

(d)	Special Rules. The following special rules shall apply for purposes of this Section 3.9:

(1)
The Actual Deferral Percentage for any eligible Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Non-Elective Contributions or Qualified Matching Contributions allocated to his account under two or more plans, or arrangements, described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans will be treated as separately if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(2)
In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

(3)
For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

(4)
The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

(5)
Treasury Regulations Sections 1.401(k)-1 and 1.401(k)-2 are incorporated herein for determining the Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions and Actual Deferral Percentage of any Participant.

(e)
Distribution of Excess Contributions. Notwithstanding any other provisions of this Plan, Excess Contributions (defined below), plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year except to the extent the Excess Contributions are classified as Catch-Up Contributions. If such excess amounts are distributed more than 2 ½ months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. See paragraphs (i) and (j) of Section 3.2 regarding forfeiture of the Employer Matching Contribution.

Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

Determination of Income or Loss. Excess Contributions shall be adjusted for any income (gain or loss) up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of (1) income or loss allocable to the Participant’s Elective Deferral Account (and, if applicable, the Qualified Non-Elective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator of which is the Participant’s account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year, and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Notwithstanding, the Committee may use any reasonable method for computing the income allocable to Excess Contributions, provided the method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. The Plan will not fail to use a reasonable method merely because the income allocable to Excess Contributions is determined on a date that is no more than seven days before the distribution.

Accounting for Excess Contributions. Excess Contributions allocated to a Participant shall be distributed from the Participant’s Elective Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant’s Qualified Non-Elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant’s Elective Deferral Account and Qualified Matching Contribution Account.

For purposes of this Section, “Excess Contributions” shall mean the excess of Elective Deferrals on behalf of Highly Compensated Employees for a Plan Year over the maximum amount of such deferrals permitted under the ADP test.

3.10  Limitations on Employee Contributions and Employer Matching Contributions.

(a)
General Tests. Notwithstanding any other provisions in the Plan, for any Plan Year, the Employer shall be permitted to impose an administrative limit on Elective Deferrals, as described in Section 3.1 of the Plan, for any Highly Compensated Employee to the extent necessary to ensure that the Plan satisfies one of the following tests:

(1)
the Average Contribution Percentage for eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(2)
the Average Contribution Percentage for eligible Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for eligible Non-Highly Compensated Employees by more than two (2) percentage points.

At the Committee’s election, the test described above may be performed in accordance with the alternatives described in Treasury Regulation Section 1.401(k)-2(a)(1)(iii) for plans that permit participation prior to the minimum age and service period described in Section 410(a)(1)(A) of the Code.

(b)
Testing Method. The Company elects to use the current year testing method for determining the Actual Contribution Percentage for the Non-Highly Compensated Participants. This method has been used by the Plan and each Merged Plan for the prior five years. The Company may elect to change to the prior year method as provided for in Internal Revenue Service Notice 98-1 or its subsequent modification, and Treasury Regulation Section 1.401(m)-2.

(c)	Definitions. For purposes of this Section 3.10 of the Plan, the following definitions shall apply:

(1)
Average Contribution Percentage (ACP) shall mean the average (expressed as a percentage) of the Contribution Percentage Amounts for a group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for the Plan Year.

(2)
Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Compensation of the Participant. Sections 1.401(m)-1 and 1.401(m)-2 of the Treasury Regulations are incorporated herein for determining the Contribution Percentage.

(3)
Aggregate Limit shall mean the sum of (i) 125% of the greater of the Average Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such Average Deferral Percentage or Average Contribution Percentage.

(4)
Contribution Percentage Amounts shall mean the sum of the Employee Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Average Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions or additional Employee Contributions or Matching Contributions made under Code Section 414(u) by reason of a Participant’s qualified military service. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the Average Deferral Percentage test is met before the Elective Deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Actual Contribution Percentage test. If no Employee Contributions, Matching Contributions, Elective Contributions, or Qualified Non-Elective Contributions are taken into account under this paragraph with respect to a Participant for the year, the Contribution Percentage Amount is zero.

(5)
Employee Contribution shall mean any contribution made to the plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(6)
Matching Contribution shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant’s Employee Contribution or Elective Deferral.

(d)	Special Rules. The following special rules shall apply for purposes of this Section 3.10:

(1)
For purposes of this Section, the Contribution Percentage for any eligible Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

(2)
In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code only if aggregated with this Plan, then this Section 3.10 of the Plan shall be applied by determining the contribution percentages of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same ACP testing method.

(3)
For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

(4)
The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions or both, used in such test.

(5)
Targeted Matching Contribution Limit. An Employer Match Contribution for a Plan Year is not taken into account under the test for a Non-Highly Compensated Employee (NHCE) to the extent it exceeds the greatest of: (a) five percent (5%) of the NHCE’s Total Compensation for the Plan Year; (b) the NHCE’s Elective Deferrals for the Plan Year; and (c) the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Elective Deferrals for the Plan Year. The Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year). The “matching rate” for an Employee generally is the Employer Match Contributions made for such Employee divided by the Employee’s Elective Deferrals for the Plan Year. If the matching rate is not the same for all levels of Elective Deferrals for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Deferrals are equal to six percent (6%) of Total Compensation.

(6)
Treasury Regulations Sections 1.401(m)-1 and 1.40(m)-2 are incorporated herein for determining Employer Match Contribution, Qualified Matching Contribution and Actual Contribution Percentage of any Participant.

(e)
Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2½ months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income (gain or loss) up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of (1) income or loss allocable to the Participant’s Employee Contributions and Matching Contributions and other amounts taken into account under this Section 3.10 (including the contributions for the year), by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator of which is the Participant’s account balance attributable to Elective Employee Contributions and Matching Contributions and other amounts taken into account under this Section 3.10 as of the beginning of the Plan Year and any additional such contributions for the year and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Notwithstanding, the Committee may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided the method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. The Plan will not fail to use a reasonable method merely because the income allocable to Excess Aggregate Contributions is determined on a date that is no more than seven days before the distribution.

(f)
Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Matching Contribution Account and Qualified Matching Contribution Account (and, if applicable, the Participant’s Qualified Non-Elective Contribution Account or Elective Deferral Account, or both).

For purposes of this Section, “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(1)
The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2)
The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Deferrals pursuant to Section 3.1 and then determining Excess Contributions pursuant to Section 3.9.

3.11  Corrective Contributions. In lieu of distributing Excess Contributions as provided in Section 3.9(e) above, the Employer may make contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy the ADP test, provided such amount does not exceed the Target Contribution Limit. In addition, in lieu of distributing Excess Aggregate Contributions as provided in Section 3.10(e) of the Plan, the Employer may make contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy the ACP test, provided such amount does not exceed the Targets Contribution Limit.

Targeted Contribution Limit. For purposes of either the ADP or ACP test, a Qualified Non-Elective Contributions cannot be taken into account for a Non-Highly Compensated Employee (“NHCE”) to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Total Compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” (i.e., the sum of the Qualified Non-Elective Contributions made and Qualified Matching Contributions taken into account for an eligible NHCE employee divided by the eligible NHCE’s Total Compensation) among a group of eligible NHCEs that consists of half of all the eligible NHCEs for the Plan Year (or, if greater, the lowest contribution rate among any eligible NHCE in the group of all eligible NHCEs for the Plan Year who is employed by the Employer on the last day of the Plan Year).

Contribution only used once. Any Qualified Non-Elective Contribution or Qualified Matching Contribution taken into account under an ACP test, is not permitted to be taken into account for purposes of satisfying the ADP test. Qualified Matching Contributions which are taken into account for the ADP test are not taken into account for the purpose of satisfying the ACP test. Further, Qualified Non-Elective Contributions that are taken into account under a current year testing method may not be taken into account under the prior year testing method in the next year.

ARTICLE  IV
ALLOCATION OF FUNDS

4.1  Allocation of Employer Contributions. Employer Match Contributions made pursuant to Section 3.2 of the Plan shall be allocated to the Employer Match Accounts of the Participants for whom such contributions are made. Additional Match Contributions made pursuant to Section 3.3 of the Plan shall be allocated to the Additional Match Accounts of the Participants for whom such contributions are made.

4.2  Allocation of Profit Sharing Contributions.

(a)	Eligibility. The Board of Directors or the Compensation Committee of the Board in its discretion may designate one or more Employees to receive a Profit Sharing Contribution for that year.

(b)
Profit Sharing Contribution. A Participant is entitled to a Profit Sharing Contribution if the Participant’s name is included on the list of Participants at Appendix C to the Plan for the identified Plan Year. The Profit Sharing Contribution shall be equal to the amount indicated on Appendix C and shall be allocated to the Participant’s Profit Sharing Account. A new Appendix C, if any, that identifies the Participants who will receive a Profit Sharing Contribution for the applicable year must be made and delivered to the Trustee no later than the last day of the Plan Year.

(c)
Limitations. Further, if, as a result of a reasonable error in determining the maximum profit sharing contribution that may be made to an eligible Participant’s account under the nondiscrimination tests described in Section 401(a)(4) of the Treasury Regulations, the excess contribution will be forfeited.

4.3  Allocation of Net Earnings or Losses of the Trust. As of each Valuation Date, the net earnings or losses of each Trust, including capital gains and losses whether or not realized, since the preceding Valuation Date shall be allocated to the Accrued Benefit of all Participants (or Beneficiaries) in accordance with the ratio which the Accrued Benefit of each Participant bears to the aggregate of all such Accrued Benefits; provided, however, that earnings or losses of accounts for which Participants direct investment shall be specifically allocated to such accounts.

4.4  Valuations. In determining the earnings or losses of the Trust as of each Valuation Date, the Trust shall be valued at fair market value.

4.5  Accounting for Distributions. All withdrawals of Participant contributions, all distributions made to a Participant or his Beneficiary, and any transfers to another qualified plan shall be charged to the appropriate subaccount of the Participant’s Accrued Benefit.

4.6  Separate Accounts. A separate account shall be established and maintained to reflect the Accrued Benefit for each Participant, with subaccounts to separately show the divisions described in Section 1.1 of the Plan.

4.7  Investment of Funds.

(a)
Investment Control. Subject to the provisions of paragraphs (b), (c), (d) and (e) below, and only to the extent accepted by the Trustees, the management and control of the Trusts shall be vested in the Trustee.

(b)
Investment Limitations. The Trustees shall invest all funds received from the Employer and all Fund earnings in the Investment Options in the manner from time to time directed in writing by the Committee.

(c)
Participant Directed Investments. Participants, subject to such reasonable restrictions as the Committee may impose for administrative convenience, may designate what percentage of all contributions and all accounts will be invested in the Investment Options.

(d)
Participant Election. If a Participant does not make a written designation of an Investment Option, the Committee shall direct the Trustees to invest all amounts held or received on account of such Participant in the Investment Option designated by the Committee to hold such amounts.

(e)
Company Stock. The Participants shall have the right to direct that any assets in any of their accounts that are invested in Company Stock be transferred to another Investment Option, in a manner satisfactory to the Committee. The Plan shall include Company Stock as an Investment Option for assets that are invested in Company Stock as of December 31, 2006, however, once Company Stock in the Plan is transferred to another Investment Option, it cannot be reinvested in Company Stock.

(f)
Facilitation. Notwithstanding any instruction from any Participant for investment of funds in an Investment Option as provided for herein, the Trustees shall have the right to hold uninvested any amounts intended for investment until such time as investment may be made in accordance with this Section 4.7 and the Trust Agreements.

(g)
Liability for Investment Directions. This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations Section 2550.404c-1. Fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by each Participant or Beneficiary. Neither the Employer, the Trustees nor the Committee shall be responsible for any loss which may result from a Participant’s exercise of control over the investment of his Accrued Benefit.

(h)
Each Participant shall have exclusive responsibility for and control over the investment of amounts allocated to his Accrued Benefit. Neither the Employers, the Trustees nor the Committee shall have any duty, responsibility or right to question a Participant’s investment directions or to advise a Participant with respect to the investment of his Individual Accounts. The Committee will be obligated to follow the Participant’s investment directions except when the instructions:

(1)	are not in accordance with this Plan document and instruments governing this Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;

(2)	would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975 that is not otherwise exempted by statute or regulation;

(3)	would generate income that would be taxable to this Plan;

(4)
would cause a fiduciary to maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States other than as permitted by Section 404(b) of ERISA and related regulations;

(5)	would jeopardize the Plan’s tax qualified status under the Code; or

(6)	could result in a loss in excess of the individual account balances.

ARTICLE V
MAXIMUM CONTRIBUTIONS AND BENEFITS

5.1  Defined Contribution Limitation.   Contributions made on behalf of any Participant during any Plan Year to all defined contribution plans of the Employer or any Affiliated Employer shall be subject to the limits of Code Section 415(c)(1) as set forth in paragraph (a) below:
(a)
Annual Addition Limit. The Annual Addition (as defined below in paragraph (c)), that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

(1)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(2)	100 percent of the Participant’s Section 415 Compensation for the limitation year.

(3)
The Compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(b)
Correction of Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating the Participant’s Section 415 Compensation, or a reasonable error in estimating the amount of Elective Deferrals that may be made with respect to any Participant under the limits of Section 415 of the Code or under other facts and circumstances permitted by the Commissioner of the Internal Revenue Service, Annual Additions exceed the limitation set forth in Section 5.1(a), the excess will be disposed of as follows:

(1)
If the Participant is covered by the Plan as of the end of the Plan Year in which the excess occurs, the Excess Deferrals shall be used to reduce Employer contributions (including any allocation of forfeitures) for such Member in the next Plan Year, and each succeeding Plan Year, if necessary.

(2)
If, after the application of Section 5.1(b)(1) an Excess Deferral amount still exists, the excess amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer contributions for all remaining Participants in the next Plan year, and the next succeeding Plan Year.

(3)
If a suspense account is in existence at any time during a Plan Year pursuant to this Section, it will not participate in the allocation of the gains and losses of the Trusts. If a suspense account is in existence at any time during a particular Plan Year, all amounts in the suspense account must be allocated and reallocated to Participants’ accounts before any Employer or Elective Deferrals may be made to the Plan for that Plan Year. Excess amounts may not be distributed to Participants.

(4)	This Section 5.1 shall be satisfied prior to satisfying the Actual Deferral Percentage test in Section 3.9 of the Plan.

(c)
Annual Addition. Annual Addition means the sum credited to Participant’s Accounts for any Limitation Year of: (i) Employer Contributions, Elective Deferrals, except for Catch-Up Contributions, and forfeitures; (ii) Amounts allocated to an individual medical account described in Section 415(l)(1) of the Code that is part of a pension or annuity plan maintained by the Employer; (iii) Amounts attributable to post-retirement medical benefits allocated to the separate account of a key employee (as described in Section 419A(d)(3) of the Code); and (iv) Excess Contributions and Excess Aggregate Contributions returned to a Participant in accordance with Sections 3.9 and 3.10. Limitation Year means calendar year, unless the Company elects a different twelve (12) consecutive month period as provided by Treasury Regulation Section 1.415-2(b).

ARTICLE VI
ENTITLEMENT TO BENEFITS

6.1  Distribution Events.   Upon a Participant’s termination of employment by reason of retirement, Disability, or for any other reason (other than death), the Participant is entitled to receive a benefit funded by the accounts. A Participant is entitled to receive a benefit during employment for Disability, Hardship or the attainment of age 59½.

6.2  Disability.   In the event that a Participant, at any time prior to his retirement or other termination of employment with the Employer, shall become totally and permanently disabled, and if proof of such disability satisfactory to the Employer is furnished (which proof shall include a determination of approval for Social Security benefits or, if such is not available, a written statement of a licensed physician appointed or approved by the Employer), then such Participant shall be entitled to the full value of his Accrued Benefit which shall be one hundred percent (100%) vested and nonforfeitable. For purposes of this Section 6.2, total and permanent disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least twelve (12) months. The distribution will be made in cash unless the Participant elects to receive the value of his ESOP, PAYSOP, and Stock Bonus account balances, and any other amount invested in Company Stock, in the form of Company Stock.

6.3  Death.   In the event of the death of a Participant prior to his retirement, disability, or termination of employment with the Employer, the full value of his Accrued Benefit, which shall be one hundred percent (100%) vested and nonforfeitable shall become payable (according to the provisions of Article VII of the Plan), to his designated Beneficiary, upon submission of proof of death satisfactory to the Employer.

6.4  Other Permitted Distributions.

(a)
Hardship. By filing the required form, a Participant may withdraw on account of hardship all or a portion of his vested Accrued Benefit except for: (1) earnings allocated after December 31, 1988 on Elective Deferrals, Frozen Pre-Tax Account and any “Employer Contribution Account” in a Frozen Other Contribution Account; (2) any portion of his Accrued Benefit held in his Qualified Non-Elective Contribution Account and Qualified Matching Contribution Account; (3) any portion of his Accrued Benefit held in his ESOP Account, PAYSOP Account, and Stock Bonus Account and (4) any assets held in Company Stock. The amount distributed will be withdrawn pro rata across eligible money types.

(1)	Hardship withdrawals are permitted only for one of the following immediate and heavy financial needs:

(i)	medical expenses described in Section 213(d) of the Code incurred by the Employee, the Employee’s spouse, or any dependent of the Employee; or

(ii)	purchase (excluding mortgage payments) of a principal place of residence of the Employee; or

(iii)
payment of tuition, related educational fees, and room and board expenses, for the next twelve months of post secondary education for the Employee, his or her spouse, children, or dependents (as defined in Code Section 152 without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)); or

(iv)	the need to prevent the eviction of the Employee from his or her principal residence or foreclosure on the mortgage of the Employee’s principal residence; or

(v)	payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152(b) without regard to Section 152(d)(1)(B)); or

(vi)
expense for repair of damage to the employee’s principal residence that would qualify for a casualty deduction on the employee’s tax return (without regard to whether the loan exceeds 10% of adjusted gross income).

Provided however, if the Commissioner of Internal Revenue expands the list of deemed, immediate and heavy financial needs as provided above through publication of revenue rulings, notices or other documents of general applicability, then such deemed immediate and heavy financial needs may be included at the direction of the Committee in the list of needs for which hardship withdrawals may be made.

(2)	In order to obtain a hardship withdrawal, a Participant must satisfy the following requirements which are deemed to be necessary to satisfy an immediate and heavy financial need:

(i)	The distribution must not be in excess of the amount of the immediate and heavy financial need of the Participant;

(ii)
The Participant must have obtained all currently available distributions, all nontaxable loans currently available under all Plans maintained by the Employer (unless such loan would disqualify the Participant from obtaining other necessary financing); and

(iii)
The financial need can not be relieved from other resources; the Participant’s resources are deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant, such as a vacation home.

(3)
The Committee may rely upon the Participant’s representation (made in writing or such other form as may be prescribed by the Commissioner of the Internal Revenue Service) that the Participant can not relieve the immediate and heavy financial need from other resources that are available to the Participant, unless the Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved—

(i)	Through reimbursement or compensation by insurance or otherwise;

(ii)	By liquidation of the Participant’s assets;

(iii)	By cessation of elective contributions or employee contributions under the Plan;

(iv)	By other currently available distributions and nontaxable loans, under plans maintained by the Employer or by any other employer; or

(v)	By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

A Participant who receives a distribution on account of hardship shall be prohibited from making Elective Deferrals and employee contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution.

(4)	There is no minimum amount for a hardship withdrawal, and there is no restriction on the number of hardship withdrawals permitted to a Participant.

(b)
Attainment of Age 59½. On or after the attainment of age 59½, a Participant shall be permitted to withdraw all or a portion of his vested Accrued Benefit under the Plan at any time. The distribution will be made in cash unless the participant elects to receive the value of his ESOP, PAYSOP, and Stock Bonus account balances, and any other amount invested in Company Stock, in the form of Company Stock.

(c)
Rollover Account. A Participant may withdraw any amount from his Rollover Account at such times as permitted by the Committee by submitting a written request to the Committee specifying the amount to be withdrawn.

(d)
Voluntary After-Tax and Frozen After-Tax Accounts. A Participant may withdraw any amount from his Voluntary After-Tax Account and Frozen After-Tax Account at such times as permitted by the Committee by submitting a request to the Committee specifying the amount to be withdrawn. A distribution from either such account shall be calculated on a pro-rata basis; thus, such distribution shall be considered in part a return of contributions and in part earnings on such contributions. However, if on May 5, 1986, Voluntary After-Tax Accounts and/or Frozen After-Tax Accounts were available for distribution under the terms of the Plan, the Frozen Plan, a Predecessor Plan, or a Frozen Predecessor Plan, prior to separation of service, then the pro-rata rules will not apply to after-tax contributions made to such accounts prior to January 1, 1987. The Participant may designate whether the distribution is to be made from pre-1987 or post-1986 contributions.

ARTICLE VII
DISTRIBUTION OF BENEFITS

7.1
General. The requirements of this Article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. All distributions required under this Article shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

7.2	Method of Distribution. A Participant may elect to have his Accrued Benefit distributed in the following manner:

(a)	a single lump sum;

(b)	a portion paid in a lump sum, and the remainder paid later (partial payment); or

(c)	periodic installments over a period not to exceed fifteen (15) years.

In the absence of an election by the Participant, distribution will be made in a lump sum payment in cash. See Article X for special rules relating to ESOP Accounts.

7.3     Installment Payments.    If all or any portion of a Participant’s Accrued Benefit is to be paid in installments, the Participant shall determine the period over which such installments shall be paid. The total amount to be so distributed shall continue to be invested in those assets currently retained in the Trust, and any income, gain or loss attributable thereto (but not Employer contributions or forfeitures) shall be reflected in the installment distributions.

7.4	Commencement of Benefits.

(a)	Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(1)	the Participant attains age 65 (or the Normal Retirement Age specified in the Plan, if earlier);

(2)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3)	the Participant terminates Service with the Employer.

(b)
Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

7.5	Minimum Required Distributions.

(a)	Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

(b)	Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

(1)	a period certain not extending beyond the life expectancy of the Participant, or

(2)	a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

(c)	Minimum Amounts to be Distributed.

(1)	If a Participant’s interest is to be distributed in other than a single-sum, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)
Required minimum distributions will be determined under this Section 7.5 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(3)
The minimum distribution required for the Participant’s first distribution calendar year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

7.6	Distribution of Death Benefits.

(a)	Method of Distribution. Upon the death of a Participant, the following distribution provisions shall take effect:

(1)
If the Participant dies after the date distribution begins, the remaining portion of the Participant’s interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death. Notwithstanding the preceding sentence, the following shall apply:

(i)
If there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)	the Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
if the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)
if the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
If there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant dies before the date distributions begin, the following provisions shall apply:

(i)
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½,  if later. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, the provisions of this Section 7.6(a)(2), other than the preceding sentence, will apply as if the surviving spouse were the Participant.

(ii)
If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is a designated beneficiary (spouse or other), the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 7.6(a)(1)(i).

(iv)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(v)
For purposes of this Section 7.6(a)(2), distributions are considered to begin on the Participant’s Required Beginning Date (or, if the second sentence of Section 7.6(a)(2)(i) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under such provision).

(b)	Definitions. For purposes of this Section 7.6, the following definitions shall apply:

(1)
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.1 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(2)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Section 7.6. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)
Participant’s Account Balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan.

(5)
Required Beginning Date. The Required Beginning Date of a Participant other than a 5% owner (as defined in Code Section 416(i)(1)(B)(1) is the later of April 1 of the calendar year following the calendar year in which the Participant attains the age of 70½ or terminates employment with all Affiliated Employers. For 5% owners, Required Beginning Date means April 1st of the calendar year in which a Participant attains age 70½.

7.7     Distribution Upon Termination of Employment and Restrictions on Immediate Distribution.    If the value of a Participant’s vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $1,000 (for distributions made prior to March 28, 2005, this amount was $5,000), and the account balance is immediately distributable, the Participant must consent to any distribution of such account balance. If the value of a Participant’s nonforfeitable account balance as so determined is $1,000 or less, the Plan may immediately distribute the Participant’s entire nonforfeitable account balance. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or 415 of the Code.

7.8	Direct Rollover.

(a)
Applicability. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions.

(1)
Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any amount distributed on account of a hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(2)
Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

An eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or any instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(3)
Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as described in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)	Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

(5)
Non-Spouse Beneficiary. Effective January 1, 2007, a direct trustee-to-trustee transfer may be made to an individual retirement account established for the purpose of receiving a distribution from a designated beneficiary who is not the spouse of the Employee or former Employee.

7.9    Qualified Domestic Relations Order.   All rights and benefits, including election rights, provided to Participants pursuant to this Plan, are subject to the rights afforded to any “alternate payee”, as defined in Section 414(p)(8) of the Code, pursuant to a “qualified domestic relations order”, as defined in Section 414(p) of the Code.

Payment to an “alternate payee” pursuant to a “qualified domestic relations order” shall be made at such time as determined or permitted pursuant to the qualified domestic relations order, including distributions before the Participant reaches his earliest retirement age as defined in Code Section 414(p)(4)(B). The Committee shall establish procedures to determine the status of a judgment, decree or order as a qualified domestic relations order and to administer Plan distributions in accordance with any such qualified domestic relations order.

Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an alternate payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any alternate payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any alternate payee of the Committee’s procedure for determining whether or not the judgment, decree or order is a qualified domestic relations order.

ARTICLE VIII
BENEFICIARY AND PARTICIPANT INFORMATION

8.1  Designation of Beneficiary.

(a)
Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon or after his death, and any such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations made by the Participant, shall be in writing in the form prescribed by the Employer and shall be effective only when the written designation is filed with the Employer during his lifetime.

(b)
The Beneficiary of a Participant who is married at the time of his death shall be his surviving spouse unless his surviving spouse consents in writing on the form provided for that purpose by the Committee to the designation of another beneficiary. A consent by a Participant’s spouse shall not be effective unless such consent is witnessed by one of the members of the Committee or a Notary Public.

(c)
In the absence of a valid Beneficiary designation (except in conjunction with the election of a form of benefit payment which does not require the designation of a specific Beneficiary) or if, at the time any benefit becomes payable to a Beneficiary, there is no living Beneficiary properly designated by the Participant to receive the benefit, the Committee shall direct the Trustee to distribute such benefit to the Participant’s spouse, if then living. If there is no surviving spouse, then the benefit shall be paid to the Participant’s then living descendants, if any, by root, otherwise to the Participant’s then living parent or parents, equally, otherwise to the Participant’s estate.

8.2  Information to be Furnished by Participant and Beneficiaries. Any communications addressed to a Participant or Beneficiary at his last post office address filed with the Committee shall be binding on the Participant or Beneficiary for all purposes of the Plan. Except for the Committee’s sending of a registered letter to the last known address, neither the Trustees nor the Committee shall be obliged to search for any Participant or Beneficiary.

ARTICLE IX
LOANS TO PARTICIPANTS

9.1  Loans. The Committee shall establish a loan program under which:

(a)	Loans shall be made available to all active Participants and Participants on long-term disability on a reasonably equivalent basis.

(b)
Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater, or on terms otherwise more favorable, than the amount or terms applicable to loans made available to other Employees.

(c)	Loans must be adequately secured and bear a reasonable interest rate.

(d)
No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (a) $50,000 reduced by the excess (if any) of (the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made), or (b) 50% of the Participant’s vested Accrued Benefit.

(e)	A Participant is not required to obtain the consent of his or her spouse, if any, to use of the account balance as security for the loan.

(f)	Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

(g)
Loans will be funded with assets withdrawn pro rata across all money types except for the portion of a Participant’s Accrued Benefit held in his ESOP Account, PAYSOP Account, and Stock Bonus Account and any other assets invested in company stock.

Notwithstanding any other provision of this Plan, the portion of the Participant’s vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

For the purpose of the above limitation, all loans from all plans of the Employer and all Affiliated Employers are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

9.2  Participant Loan Program. The Committee may prescribe such additional rules and procedures as it may deem appropriate, including, without limitation, rules and procedures by which the making of loans to Participants may be terminated, suspended, or restricted, if any, to the extent deemed by the Committee to be necessary or desirable in order to effect compliance with applicable laws or regulations (the “Participant Loan Program”). The rules and procedures reported in the Loan-by-Phone guidelines are incorporated in the Participant Loan Program. To the extent the Participant Loan Program conflicts with the terms of the Plan, the terms of the Participant Loan Program shall prevail, as long as such Program does not conflict with the Code, ERISA, or other applicable laws or regulations.

ARTICLE X
ESOP PROVISIONS

10.1  Status of ESOP.  The Company adopted the CenturyTel, Inc. Stock Bonus Plan and PAYSOP on October 1, 1975 and the CenturyTel, Inc. Employee Stock Ownership Plan (“ESOP”) on January 1, 1987. By merger agreement dated September 18, 2001, the CenturyTel, Inc. Stock Bonus Plan and PAYSOP was merged into the ESOP. The Accounts of Participants who were actively employed with the Employer on November 6, 2006 are fully vested. Effective December 31, 2006, the ESOP was merged into this Plan.

10.2  Trust or Trusts.  The assets of the ESOP Account are held in the CenturyTel, Inc. Employee Stock Ownership Trust I and the assets of the PAYSOP Account and the Stock Bonus Account are held in the CenturyTel, Inc. Employee Stock Ownership Trust II (the “ESOP Trusts”). The Trustee of the ESOP Trusts is Sterne, Agee & Leach, Inc..

10.3  Investment Diversification.  Each Participant in the Plan is permitted to diversify the investment of 100% of his ESOP Account, Stock Bonus Account, and PAYSOP Account at any time. The net cash proceeds realized from the sale by the Plan of the shares of Company Stock for which diversification is elected shall be transferred to the Participant’s ESOP Transfer Account and invested in the Investment Options designated.

10.4  Company Stock Distributions.

(a)
Notwithstanding the provisions of Article VII, distributions of Company Stock from Participants’ ESOP Account, Stock Bonus Account, and PAYSOP Account shall be made in accordance with this Section 10.4, unless the application of Article VII would result in an earlier distribution date.

(b)
Unless the Participant (or his beneficiary, if the Participant is deceased) elects otherwise, if a Participant retires, dies or becomes disabled while employed by the Employer, distribution of Company Stock in his ESOP Account, Stock Bonus Account, and PAYSOP Account will be made or commenced as soon as practicable following the date on which the Participant retires, dies or becomes disabled, but not later than the sixtieth (60th) day next following the close of the Plan Year during which the Participant retires, dies or becomes disabled.

(c)
Unless the Participant elects otherwise, upon termination of employment of the Participant with the Employer for reasons other than retirement, death or disability, distribution of Company Stock in his ESOP Account, Stock Bonus Account, and PAYSOP Account will be made not later than the later of:

(1)
one (1) year after the close of the Plan Year which is the fifth (5th) Plan Year following the Plan Year in which his employment terminates, unless the Participant is reemployed by the Employer before the end of such year; or

(2)	the sixtieth (60th) day following the end of the Plan Year in which the Participant attains Normal Retirement Age.

(d)	Any distribution hereunder shall comply with the consent requirements contained in Section 7.7.

10.5  Optional Methods of Payment Available at Retirement.  Upon actual retirement at or after age 55 (“Normal Retirement Date”), a Participant shall be entitled to receive the full amount credited to his ESOP Account as of the Valuation Date immediately preceding the month in which payment is to be made, which amount shall be paid to the Participant in one lump sum within the later of: (i) sixty (60) days after the close of the Plan Year in which the Participant retires, or (ii) sixty (60) days after the distributable amount has been determined, unless prior to the date of his retirement he elects, in the manner prescribed by the Committee, any one of the following method or methods:

(a)	Payment of the entire amount of the Participant’s Account in one lump sum at some future date, not later than one year after Normal Retirement Date;

(b)
Payment in substantially equal annual, quarterly or monthly installments (including net investment income, gain or loss) until the value of such Participant’s ESOP Account is exhausted. Unless the Participant elects otherwise, the payment period for a Participant’s ESOP Account shall not exceed five (5) years. This five (5) year payment period for ESOP Accounts shall be extended by one (1) year, up to five (5) additional years, for each $100,000 (or fraction thereof) by which such Participant’s Account balance exceeds $500,000 (the dollar amounts herein are subject to cost of living adjustments prescribed by the Secretary of the Treasury; for the 2006 Plan Year these amounts are $175,000 and $885,000, and for the 2007 Plan Year these amounts are $180,000 and $915,000 respectively); or

(c)	Any combination of the foregoing.

Notwithstanding anything contained in this Section 10.5, lump sum, installment or any other benefits may not be paid directly from the Plan in any form of a life annuity or through the distribution of property in any form of a life annuity.

In addition, if the Participant’s spouse is not the designated beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

All distributions required under this Section shall be determined and made in accordance with Section 7.5. Any distribution under this Section 10.5 shall comply with the consent requirements contained in Section 7.7.

10.6  Payment in Shares or Cash. Any distributions from an ESOP Account, Stock Bonus Account, and PAYSOP Account shall be made in cash unless the Participant elects to receive the value of such Accounts in the form of Company Stock. Any distributions of Company Stock from the ESOP Account, Stock Bonus Account, and PAYSOP Account shall be make by distributing whole shares of Company Stock, as determined by the Trustee of ESOP Trusts I and II, at the market value of such shares on a national securities exchange or a national quotation system, with the value of any fractional shares paid in cash.

10.7  Dividends. Cash dividends on shares of Company Stock allocated to Accounts of Participants who are entitled to receive distributions from the Plan may be paid to Participants currently, or at such time as payment is otherwise due under Article VII, as determined in the sole discretion of the Committee, exercised in a uniform and nondiscriminatory manner.

ARTICLE XI
VOTING PROVISIONS

11.1  Voting Rights of Company Stock. Each Participant, including their beneficiaries and alternate payees (individually, “Participant” and collectively, “Participants”) is, for purposes of this Section, hereby designated a “named fiduciary” within the meaning of ERISA Section 403(a)(1) and shall be entitled to direct the Plan and Trustee as to the manner in which Company Stock allocated to such Participant’s accounts is to be voted on each matter brought before an annual or special stockholders’ meeting of the Company. Company Stock may be held in different accounts, including the ESOP Accounts, PAYSOP Accounts and Stock Bonus Accounts. Company Stock allocated to ESOP Accounts shall be voted as provided below by the Trustee of CenturyTel Employer Stock Ownership Trust I. Company Stock allocated to Stock Bonus Accounts and PAYSOP accounts shall be voted as provided below by the Trustee of CenturyTel Employer Stock Ownership Trust II. Company Stock allocated to all other accounts in the Plan shall be voted as provided below by the Trustee of the Dollars & Sense Trust.

The Committee shall determine the total number of shares of Company Stock allocated to each Participant’s accounts as of the record date and such shares shall be voted in accordance with directions of such Participant. Upon timely receipt of such directions, the Trustee shall on each such matter, vote as directed the number of votes attributable to such Participant.

The number of votes attributable to each Participant shall be determined as follows:

(a)	First, the total number of votes attributable to Company Stock held in a Trust shall be determined;

(b)
Second, the number of votes determined under (a), above, shall be attributed to each Participant, in the ratio which the number of shares of Company Stock allocated to such Participant’s accounts in a Trust as of the record date bears to the total number of shares of Company Stock held in a Trust as of such date.

Each Participant, as a named fiduciary, shall be entitled to separately direct the vote of a portion of the number of votes with respect to which a signed voting-direction instrument is not timely received from other Participants in a Trust (“Undirected Votes”). Such direction with respect to each Participant who timely elects to direct the vote of Undirected Votes in a Trust as a named fiduciary shall be with respect to a number of Undirected Votes in a Trust equal to the total number of Undirected Votes in a Trust multiplied by a fraction, the numerator of which is the total number of votes attributable to such Participant in a Trust and the denominator of which is the total number of votes attributable to all Participants who timely elect to vote Undirected Votes as a named fiduciary in a Trust.

1.1  Responding to Tender and Exchange Offers. Each Participant is, for purposes of this Section, hereby designated a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA and shall have the right, to the extent of the number of shares of Company Stock allocated to the Participant’s accounts in the Trust, to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer with respect to shares of Company Stock. The Committee shall use its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of Common Stock in the Trust allocated to such Participant’s accounts. If the Trustee shall not receive timely instructions from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock held in the Participant’s account. In effecting the foregoing, to the extent possible, the Trustee shall tender or exchange shares of Company Stock entitled to one vote per share prior to shares of Company Stock having greater than one vote per share.

1.2  Confidentiality. Any instructions received by the Trustee from Participants (or, if applicable, Beneficiaries) pursuant to this Article XI shall be held by the Trustee in strict confidence and no officer or Employee of the Company or an Affiliated Employer shall ask the Trustee to divulge or release such instructions to any officer or Employee of the Company or Affiliated Employer; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (1) is not the Company, an Affiliated Employer or any Employee, officer or director thereof, and (2) agrees not to divulge such directions to any other person, including Employees, officers and directors of the Company and its Affiliated Employers.

ARTICLE XII
TOP HEAVY PROVISIONS

12.1  Applicability.  Notwithstanding any other provisions of the Plan if for any Plan Year the Plan becomes a Top Heavy Plan, the requirements of this Article XII of the Plan shall be applied for such Plan Year.

12.2  Definitions.  The following terms shall have the following meanings in the determination of whether or not the Plan is a Top Heavy Plan:

(a)	Determination Date. The term “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or in case of the first Plan Year, the last day of such year.

(b)
Employer. The Employer who adopted this Plan and any other Employer some or all of whose Employees participate in this Plan or in a retirement plan which is aggregated with this Plan as part of a permissive or required aggregation group.

(c)	Employer Group. A group of Employers who, for purposes of Section 416 of the Code, are treated as a single Employer under Section 414(b), (c) or (m) of the Code.

(d)
Key Employee. Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(e)	Non-Key Employee. Any Employee or former Employee (or Beneficiaries of such Employee) who is not considered to be a Key Employee.

(f)
Permissive Aggregation Group. The Committee may treat any plan not required to be included in the Required Aggregation Group as defined herein as being part of such group if the group would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

(g)
Required Aggregation Group. (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(h)	Top Heavy Plan. For any Plan Year, this Plan is Top Heavy if any of the following conditions exist:

(1)	If the Top Heavy Ratio for this Plan exceeds 60%, provided this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(2)	If this Plan is a part of a required aggregation group of plans, but not part of a permissive aggregation group, the Top Heavy Ratio for the group of plans exceeds 60%.

(3)	If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the Top Heavy Ratio for the entire group exceeds 60%.

(i)	Top Heavy Ratio.

(1)
If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had Accrued Benefits, the Top Heavy Ratio for this Plan alone or for the required or permissible aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) and the denominator of which is the sum of all account balances for all Participants, both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

The present value of accrued benefits and the sum of all account balances shall be increased by the aggregate distribution made with respect to an Employer in the 1-year period ending on the determination date; however, substitute “5-year period” for “1-year period” in the case of any distribution by reason other than severance from employment, death, or disability).

(2)
If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the Top Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants, determined in accordance with paragraph (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date, all determined in accordance with Section 416 of the Code and the regulations thereunder.

The accrued benefit of a Non-Key Employee under any defined benefit plan shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

(3)
For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is a Non-Key Employee but who was a Key Employee in a prior year, any accrued benefit for such employee (and the account of such employee shall be disregarded).

(4)
The accrued benefits and accounts of any individual who has not performed services during the 1-year period ending on the determination date shall not be taken into account. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(j)	Valuation Date. December 31 in each Plan Year, the date as of which account balances or Accrued Benefits are valued for purposes of calculating the Top Heavy Ratio.

(k)
Present Value. For purposes of establishing the present value of accrued benefits under defined benefit plans required to be aggregated with this Plan to compute the Top Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the mortality assumptions and interest rate specified in such defined benefit plan.

(l)	Alternative Methods of Meeting Top-Heavy Requirements. Effective January 1, 2008, the term Top Heavy Plan shall not include a plan which consists solely of __.

(1)	a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or 401(k)(13), and

(2)	matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) are met.

If, but for this paragraph, a plan would be treated as a Top-Heavy Plan because it is a member of an aggregation group which is a top-heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group has provided the minimum benefit described in Section 12.3 of the Plan.

12.3   Minimum Allocation.

(a)
Except as otherwise provided in (c) and (d) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant’s Total Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions (including any salary deferral contribution) and forfeitures, as a percentage of the Key Employee’s Total Compensation, as limited by Section 401(a)(l7) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other plan provisions, the Participant would not otherwise be entitled to receive an allocation, would have received a lesser allocation for the year because of (1) the Participant’s failure to complete 1,000 hours of service (or any equivalent provided in the Plan), (2) the Participant’s failure to make mandatory employee contributions (including Elective Deferrals) to the Plan, or (3) Compensation less than a stated amount.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). Elective deferrals may not be taken into account for the purpose of satisfying the minimum Top Heavy contribution requirements. Catch-Up Contributions for the current year are not counted as Key Employee contributions, but prior-year Catch-Up Contributions are used to determine whether the Plan is Top Heavy.

(b)	For purposes of computing the minimum allocation, Compensation will mean Total Compensation, as limited by Section 40l(a)(17) of the Code.

(c)	The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d)
If an Employee participates in both a defined benefit plan and a defined contribution plan, the minimum benefit shall be provided under the defined benefit plan. If an Employee participates in another defined contribution plan, the minimum benefit shall be provided under the other defined contribution plan.

12.4   Vesting.  For any Plan Year in which this Plan is Top Heavy, each Employee’s Interest in his or her Accrued Benefit attributable to Employer contributions shall be fully vested and nonforfeitable. The minimum vesting schedule applies to all benefits accrued as of the date the Plan became Top Heavy and to all benefits accrued thereafter to which this Article applies. Further, no decrease in a Participant’s non forfeitable percentage may occur in the event the Plan’s status as Top Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an hour of service after the Plan has initially become Top Heavy and such Employee’s Accrued Benefit attributable to Employer contributions and forfeitures will be determined without regard to this Section.

ARTICLE XIII
ADMINISTRATION OF THE PLAN

13.1   Plan Committee. The CenturyTel Retirement Committee (the “Committee”), also known as the CenturyTel, Inc. Retirement Committee, shall serve as the Administrator, as defined in ERISA Section 3(16)(A). The Committee is also the Named Fiduciary, as defined in ERISA Section 402(a)(2), except where the Participant is the Named Fiduciary. The Committee shall be charged with the full power and the responsibility for administering the Plan in accordance with the terms and delegations stated in the Plan and the Charter of the CenturyTel Retirement Committee (the “Charter”), except as the Board of Directors of the Company shall otherwise expressly determine.

13.2   Duties and Responsibilities of Fiduciaries. A fiduciary to the Plan shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Charter, Plan and Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary. In general, the Employer shall have the sole responsibility for making contributions to the Plan required under Article III of the Plan, appointing the Trustee and the members of the Committee, and determining the funds available for investment under the Plan. The Committee shall have the sole responsibility for the administration of the Plan, as more fully described in Section 13.3 of the Plan.

13.3   Powers and Responsibilities of the Plan Administrator.

(a)
Administration of the Plan. The Committee shall have the responsibility for the management of the Plan and shall have the sole, final and absolute right to reconcile any inconsistency in the Plan, to interpret and construe the provisions of the Plan in all particulars, in such manner and to such extent as it deems proper, and to make all decisions and determinations necessary under the Plan. In addition, the Committee shall have the following powers, rights, and duties:

(1)	The Committee may adopt suitable rules and regulations for the administration of the Plan.

(2)
Decisions of the Committee may be conveyed to third persons by any of its members. Third persons shall be entitled to assume that the decision so conveyed is given with the consent of the majority of the Committee.

(3)	The Committee shall cause to be kept all such records and other data as may be necessary for the performance of its duties.

(4)
The members of the Committee shall serve without compensation for their services as such. The Committee and the members thereof shall be free of any liability, joint or several, for their acts or failures to act as members or officers of such Committee in connection with this Plan, except that any member of the Committee shall be liable for his own willful misconduct or gross negligence.

(5)	The Committee shall not exercise any powers conferred upon it in such a way as to result in discrimination in favor of any Participant who is a Highly-Compensated Employee.

(b)
Records and Reports. The Committee shall be responsible for maintaining sufficient records to reflect the Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan. The Committee shall be responsible for submitting all required reports and notification relating to the Plan to Participants or their Beneficiaries, the Internal Revenue Service, and the Department of Labor.

(c)
Furnishing Trustee with Instructions. The Committee shall be responsible for furnishing the Trustee with written instructions regarding all contributions to the Trust, all distributions to Participants and all loans to Participants. In addition, the Committee shall be responsible for furnishing the Trustee with any further information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any returns to the Internal Revenue Service or Department of Labor as may be required of the Trustee under the terms of the Trust Agreement.

(d)
Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable or appropriate in the administration of the Plan. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination of calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, and the legal counsel of the Employer or the Trustee.

(e)
Application and Forms for Benefits. The Committee may require a Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.

13.4  Allocation of Duties and Responsibilities.   The Committee may by written instrument allocate among its members or employees any of its duties and responsibilities not already allocated under the Charter or Plan or may carry out any of the Committee’s duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities allocated to him.

13.5  Expenses.   Except as provided below, the Employer shall pay all expenses authorized and incurred by the Plan in the administration of the Plan (including Trustee’s fees) except to the extent such expenses are paid from the Trust. The Committee may direct the Trustee to charge reasonable administrative expenses of the Plan to Participants’ Accounts, including but not limited to fees to process domestic relations orders, but only to the extent that the Committee has determined that such charges to Participants’ Accounts are consistent with ERISA and interpretative guidance thereunder issued by the DOL.

13.6  Liabilities.   The Committee and each person to whom duties and responsibilities have been allocated pursuant to Section 13.4 of the Plan may be indemnified and held harmless by the Employer with respect to any alleged breach of responsibilities performed or to be performed hereunder.

13.7  Claims Procedure.

(a)	Filing a Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

(b)
Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or Beneficiary under the Plan (“Claimant”), Claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the Claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

(c)
Right of Review. In the event of denial or limitation of his benefit, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Committee; provided, however, that such written request must be received by the Committee (or its delegate to receive such requests) within 60 days after receipt by the Claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Committee in appropriate cases.

(d)
Decision on Review. A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60-day period) for an additional 60 days after the receipt of such request for review. Any decision by the Committee shall be furnished to the Claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

(e)
Court Action. No Participant, Beneficiary or other Claimant shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this Section 13.7.

(f)
Notification. The Committee shall provide a Claimant with written or electronic notification. Electronic notification must comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (ii), (iii), and (iv).

ARTICLE I
AMENDMENT, TERMINATION AND MERGER

14.1    Adoption of Plan.    If an entity became an Affiliated Employer pursuant to an acquisition and according to Section 1.39 of the Plan is not automatically a Participating Employer, such entity will be deemed to have adopted the Plan upon execution of an agreement that merges its defined contribution plan with 401(k) features in this Plan. Also, any entity which is an Affiliated Employer and is not automatically a Participating Employer, may, with the permission of the Board of Directors or Compensation Committee, elect to adopt this Plan and Trust.

14.2     Amendments.

(a)
The Employer expressly reserves the right to amend this Plan and Trust at any time and from time to time, and to any extent and in any manner that the Employer may deem advisable. The Board of Directors delegates to the Committee the right to amend the Plan and Trust to comply with changes in laws and regulations governing them. The Board also delegates to the Committee to right to incorporate prior amendments authorized by the Board or adopted by the Committee and current amendments adopted by the Committee into one Plan and Trust. Each amendment shall be authorized by the Committee and shall be set forth in an instrument in writing executed on behalf of the Employer by any one member of the Committee.

(b)
No amendment to the Plan (a) shall have the effect of vesting in the Employer any interest in the Trust; or (b) shall cause or permit the Trust or any part thereof to be diverted to purposes other than the exclusive benefit of the present or future Participants and their Beneficiaries and Alternate Payees; or (c) shall increase the duties or obligations of the Trustee without its written consent.

        14.3    Plan Termination: Discontinuance of Employer Contributions.

(a)
The Employer has established the Plan with the bona fide intention and expectation that from year to year it will make its contributions to the Trust under the Plan as herein provided. However, the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time, and the Employer reserves the right, in its sole and absolute discretion, to terminate the Plan at any time without any liability whatsoever to any Employee, Participant, Beneficiary or Alternate Payee for such termination.

(b)
Upon the complete or partial termination of the Plan or the complete discontinuance of Employer contributions under the Plan, the Accrued Benefit of all active Participants affected thereby shall become fully vested and nonforfeitable, and the Committee shall direct the Trustee to distribute assets remaining in the Trust, after payment of any expenses properly chargeable thereto, to Participants or their Beneficiaries.

14.4   Successor Employer.   In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust shall be continued by a successor Employer, in which case such successor Employer shall be substituted for the Employer under the Plan. The substitution of the successor Employer shall constitute an assumption of Plan liabilities by the successor Employer, and the successor Employer shall have all powers, duties and responsibilities of the Employer under the Plan.

14.5   Merger, Consolidation or Transfer.  The Plan may be merged or consolidated with, or its assets and liabilities may be transferred to, any other plan only if the benefits which would be received by a Participant in the event of a termination of the Plan immediately after such transfer, merger or consolidation are at least equal to the benefits such Participant would have received if the Plan had terminated immediately prior to the transfer, merger or consolidation.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1   Exclusive Benefit of Participants and Beneficiaries.

(a)
All assets of the Trusts shall be retained for the exclusive benefit of Participants and their Beneficiaries, and shall be used only to pay benefits to such persons or to pay reasonable fees and expenses of the Trusts and of the administration of the Plan. The assets of the Trusts shall not revert to the benefit of the Employer, except as otherwise specifically provided in Section 15.1(b) of the Plan.

(b)	Contributions to the Trusts under this Plan are subject to the following conditions:

(1)
If a contribution or any part thereof is made to the Trusts by the Employer under a mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after the date the contribution is made;

(2)
Contributions to the Trusts are specifically conditioned on their deductibility under Section 404 of the Code and, to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer within one year after the date of the disallowance of the deduction.

15.2   Nonguarantee of Employment.   Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

15.3   Rights to Trust Assets.   No Employee, Participant or Beneficiary shall have any right to, or interest in, any assets of the Trusts upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trusts.

15.4   Nonalienation of Benefits.   Except as provided under Article IX of the Plan with respect to Plan loans, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, voluntary or involuntary; provided, however, that the Committee shall not be hereby precluded from complying with a qualified domestic relations order described in Section 414(p) of the Code. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

15.5   Gender.    The use of the masculine pronoun shall extend to and include the feminine gender wherever appropriate, the use of the singular shall include the plural and the use of the plural shall include the singular wherever appropriate.

15.6   Titles and Headings.   The titles or headings of the respective Articles and Sections are inserted merely for convenience and shall be given no legal effect.

THUS DONE AND SIGNED this 22nd day of December, 2006.

WITNESSES: /s/ Vickie Sartor__________ /s/ Sandra B. Post________	CENTURYTEL, INC. By: /s/ R. Stewart Ewing_________ R. Stewart Ewing, Executive Vice President and Chief Financial Officer